    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2006
                                                     REGISTRATION NO. 333-117183

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              38-1872178
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                                 (713) 961-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                KEVIN P. DELANEY
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                                 (713) 961-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                HARVA R. DOCKERY
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                                HOUSTON, TX 77010
                                 (713) 651-5151

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. thereto filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

                          DEREGISTRATION OF SECURITIES

          On July 6, 2004, Quanex Corporation ("Quanex") filed a registration statement on Form S-3 (file no. 333-117183) (the "Registration Statement"), as amended by Amendment No. 1 filed on September 24, 2004; Amendment No. 2 filed on October 26, 2004; Post-Effective Amendment No. 1 filed on January 6, 2005; Post-Effective Amendment No. 2 filed on March 16, 2005; Post-Effective Amendment No. 3 filed on June 9, 2005; and Post-Effective Amendment No. 4 filed on January 9, 2006, for the issuance and sale of $125,000,000 aggregate principal amount of 2.50% Convertible Senior Debentures due May 15, 2034 (the "Debentures") and the common stock of Quanex, par value $0.50 per share, initially issuable upon conversion of the Debentures (the "Common Stock").

          Quanex filed the Registration Statement pursuant to the terms of a registration rights agreement dated May 5, 2004, between Quanex and the initial purchasers of the Debentures in a private placement transaction (the "Registration Rights Agreement"). On June 22, 2006, Quanex filed Post-Effective Amendment No. 5 for the purpose of deregistering all of the aggregate principal amount of the Debentures and the shares of Common Stock issuable upon conversion thereof that remained unsold under the Registration Statement as a result of the expiration of Quanex's obligation to maintain the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement.

          Quanex is filing this Post-Effective Amendment No. 6 to the Registration Statement in order to disclose the aggregate principal amount of the Debentures to be deregistered. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Quanex hereby deregisters $40,780,000 aggregate principal amount of the Debentures and the shares of Common Stock issuable upon conversion thereof that remain unsold under the Registration Statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Quanex certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 20th day of November, 2006.

                                        QUANEX CORPORATION


                                        By: /s/ KEVIN P. DELANEY
                                            ------------------------------------
                                            Kevin P. Delaney
                                            Senior Vice President-General
                                            Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2006.

         SIGNATURE                                      TITLE
         ---------                                      -----


                *                   Chairman of the Board of Directors,
---------------------------------   President and Chief Executive Officer
Raymond A. Jean                     (principal executive officer)


/s/ THOMAS M. WALKER                Senior Vice President-Chief Financial
---------------------------------   Officer (principal financial officer)
Thomas M. Walker


/s/ BRENT L. KORB                   Vice President--Corporate Controller
---------------------------------   (principal accounting officer)
       Brent L. Korb


                *
---------------------------------
Vincent R. Scorsone                 Director


                *
---------------------------------
Joseph J. Ross                      Director


                *
---------------------------------
Richard L. Wellek                   Director


                *
---------------------------------
Donald G. Barger, Jr.               Director


                *
---------------------------------
Susan F. Davis                      Director



                *
---------------------------------
Russell M. Flaum                    Director


*By /s/ KEVIN P. DELANEY
    -----------------------------
    Kevin P. Delaney
    Attorney-in-Fact